                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PHARMCHEM LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:
                                                                        --------
     (2) Aggregate number of securities to which transaction applies:
                                                                     -----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                   -------------
     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------
     (5) Total fee paid:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
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     2)  Form, Schedule or Registration Statement No.:
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     4)  Date Filed:
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

                                 PharmChem logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PharmChem Laboratories, Inc., a California corporation (the "Company"), will be held on May 20, 1997, at 10:00 a.m., local time, at the Hyatt Rickeys at 4219 El Camino Real, Palo Alto, California 94036 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To approve the adoption of the 1997 Equity Incentive Plan.

          3. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the 1997 fiscal year.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 1, 1997, are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                          THE BOARD OF DIRECTORS

Menlo Park, California
April 18, 1997

     IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                                 PharmChem logo

                              1505-A O'BRIEN DRIVE
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                            PROXY STATEMENT FOR 1997

                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of PharmChem Laboratories, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 20, 1997, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hyatt Rickeys at 4219 El Camino Real, Palo Alto, California 94036. The Company's principal executive offices are located at 1505-A O'Brien Drive, Menlo Park, California 94025 and the Company's telephone number is (415) 328-6200.

     The proxy solicitation materials were mailed on or about April 18, 1997, to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION; QUORUM

     With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other legal effect upon the election of directors under California law. The Company seeks discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for the election of directors. In the event that cumulative voting is invoked, the proxy holders intend to cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company's nominees as possible. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be counted for the purposes of determining the outcome of the vote on the election of directors, the proposal to approve the adoption of the 1997 Equity Incentive Plan or the proposal to ratify the appointment of the Company's independent public accountants.

     An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. Proxies received on the date of the Annual Meeting at or prior to the time of voting are tabulated manually by a representative of the transfer agent.

     A majority of the shares outstanding on the record date constitutes the quorum required to transact business at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile. The Company may also retain a professional solicitor to assist in the solicitation of proxies, at a cost estimated not to exceed $4,000 plus out-of-pocket expenses.

RECORD DATE

     Shareholders of record at the close of business on April 1, 1997, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date, 5,725,148 shares of the Company's Common Stock were issued and outstanding.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 19, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                           PRINCIPAL SHARE OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 1997, by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each director, by the Chief Executive Officer, by each of the four most highly compensated executive officers other than the Chief Executive Officer, and by all directors and executive officers as a group. Such figures are based upon information furnished by the persons named.

                                                                           NUMBER       PERCENT OF
                                  NAME                                    OF SHARES       TOTAL
------------------------------------------------------------------------  ---------     ----------
Palo Alto Investors(1)..................................................   852,500         14.9%
  431 Florence Street, Suite 200
  Palo Alto, CA 94301
Richard D. Irwin(2).....................................................   661,211         11.5%
  c/o Grumman Hill Associates, Inc.
  191 Elm Street
  New Canaan, CT 06840
Grumman Hill Investments, L.P.(3).......................................   535,545          9.4%
  c/o Grumman Hill Associates, Inc.
  191 Elm Street
  New Canaan, CT 06840
Banner Partners(4)......................................................   456,183          8.0%
  c/o Palo Alto Investors
  431 Florence Street, Suite 200
  Palo Alto, CA 94301
Dimensional Fund Advisors Inc.(5).......................................   343,200          6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Prism Partners I, L.P.(6)...............................................   314,500          5.5%
  909 Montgomery Street, No. 400
  San Francisco, CA 94133
Thomas S. Volpe(7)......................................................    84,825          1.0%
Joseph W. Halligan(8)...................................................    92,827          1.6%
David A. Lattanzio(9)...................................................    22,916         *
Edward V. Collom, Jr.(10)...............................................     5,000         *
Robert S. Fogerson, Jr.(11).............................................    37,125         *
Neil A. Fortner(12).....................................................    27,083         *
All executive officers and directors as a group (7 persons)(13).........   930,987         15.6%

---------------
  *  Less than 1.0%

 (1) William L. Edwards, the president and sole shareholder of Palo Alto Investors, may be deemed to be a beneficial owner of the shares of which Palo Alto Investors is deemed to be a beneficial owner. Palo Alto Investors is deemed a beneficial owner by virtue of its voting and dispositive power with respect to such shares, as an investment adviser managing discretionary accounts for the benefit of third persons or as a general partner of partnerships holding such shares. Of these shares, 319,100 shares are held and managed for the benefit of Banner Partners and have also been included in the number of shares beneficially owned by Banner Partners; these shares include 10,000 shares held by Mr. Edwards individually. See footnote 4 below.

 (2) The number of shares shown for Mr. Irwin is based in part on his beneficial ownership interest in the shares of the Company held by Grumman Hill Investments, L.P. (see footnote 3 below) and also includes 20,000 shares held by a partnership of which Mr. Irwin is the general partner, 50,000 shares held in the Virginia Irwin Charitable Remainder Unitrust of which Mr. Irwin is the trustee, and 51,666 shares purchasable by Mr. Irwin within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Irwin is a director of the Company.

 (3) Mr. Irwin, as the manager of Grumman Hill Company, L.L.C., the general partner of Grumman Hill Investments, L.P., may be deemed to be a beneficial owner of the shares held by Grumman Hill Investments, L.P. Mr. Irwin is a director of the Company. See footnote 2 above.

 (4) Of these shares, 319,100 shares are held and managed for the benefit of Banner Partners by Palo Alto Investors. Such shares have also been included in the number of shares beneficially owned by Palo Alto Investors. See footnote 1 above. Independently of Palo Alto Investors, Banner Partners owns an additional 137,083 shares of the Company. As general partners of Banner Partners, William C. Edwards and Alan R. Brudos may be deemed to be beneficial owners of shares beneficially owned by Banner Partners. The number of shares shown for Banner Partners includes 10,000 shares held by Mr. Edwards individually.

 (5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 343,200 shares as of January 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (6) Weintraub Capital Management, an investment adviser to and general partner of Prism Partners I, and Jerald M. Weintraub, managing general partner of Weintraub Capital Management, may be deemed to be beneficial owners of the shares held by Prism Partners I, L.P.

 (7) Includes 51,666 shares purchasable by Mr. Volpe within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Volpe is a director of the Company.

 (8) These shares are purchasable by Mr. Halligan within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Halligan is a director and chief executive officer of the Company.

 (9) These shares are purchasable by Mr. Lattanzio within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Lattanzio is an executive officer of the Company.

(10) These shares are purchasable by Mr. Collom within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Collom is an executive officer of the Company.

(11) Includes 8,125 shares purchasable by Mr. Fogerson within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Fogerson is an executive officer of the Company.

(12) These shares are purchasable by Mr. Fortner within 60 days of January 31, 1997, pursuant to outstanding options. Mr. Fortner is an executive officer of the Company.

(13) Includes 259,283 shares purchasable within 60 days of January 31, 1997, pursuant to outstanding options. Includes 535,545 shares held by Grumman Hill Investments, L.P. as noted in footnotes (2) and (3).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Edward V. Collom, Jr.'s Form 3 was filed approximately eleven months late. Based upon a review of Forms 3, 4 and 5, and written representations of the Company's directors, executive officers, and 10% shareholders as to whether Forms 5 were required to be filed by them, the Company believes that all other reports required pursuant to Section 16(a) with respect to the 1996 fiscal year were timely filed.

                 REPORT OF THE OFFICERS COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Officers Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other benefits payable to the Company's executive officers and administers the Company's 1988 Incentive

Stock Plan and 1992 Director Option Plan with respect to officers and directors. The Officers Compensation Committee is composed of two non-employee directors.

     The philosophy used by the Officers Compensation Committee in establishing compensation for executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive base salaries and, where appropriate, relocation benefits, and to encourage and reward performance through annual bonuses and stock ownership.

     Salaries of executive officers have been negotiated between the Company and each executive officer, and were influenced by such factors as salaries paid by similar companies for similar positions, the skills, training and experience of the individual executive officer, and the availability of persons with similar abilities. The companies that the Officers Compensation Committee considers to be similar to the Company for purposes of making such determination are principally those companies against which the Company competes for executive personnel, namely, other companies in the business of providing drug testing, clinical testing and related services. The Officers Compensation Committee believes that it has an adequate knowledge of the compensation levels of such other companies as a result of information gathered through recruitment efforts and compensation negotiations directed at candidates employed by such other companies, as well as data gathered from time to time by independent consultants and as a result of interactions between the Company's personnel and the personnel of such other companies. Based on the information it has been able to gather with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the salaries of the Company's executive officers are approximately at the mean of the executive salary levels of such other companies.

     In its annual review and adjustment of executive officers' salaries, the Officers Compensation Committee takes into account primarily the performance of the individual executive officer during the prior year, the executive officer's participation in strategic projects of long-term benefit to the Company such as improvement of laboratory techniques, and increases in the cost of living. In determining the Company's ability to increase salaries of executive officers, the Officers Compensation Committee also takes into account the operating results and overall operations of the Company as a whole. In determining the salary increase and bonus of any particular executive officer, the Officers Compensation Committee takes into account those elements of the Company's operations within the scope of authority of the particular executive. The emphasis placed on any particular element of the Company's operations depends on the nature of the executive officer's responsibilities. For example, revenues are scrutinized more closely in setting the compensation level of an officer in charge of sales or customer service functions than an officer in charge of laboratory operations or scientific matters. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Officers Compensation Committee.

     The Officers Compensation Committee believes that, because the Chief Executive Officer is responsible for the overall operations of the Company, his personal performance should be judged based on the performance of the Company as a whole, determined primarily by reference to the Company's operating results and net income, and his contributions to the long-term success of the Company. Adjustments to the Chief Executive Officer's salary are influenced accordingly.

     The Officers Compensation Committee has traditionally taken a conservative approach to salary increases, choosing to provide incentives to executive officers primarily through the Company's bonus plan and 1988 Incentive Stock Plan. Total annualized compensation to executive officers in 1996, based on the "salary," "bonus" and "other annual compensation" captions in the Summary Compensation Table which follows, increased 5.3% over the prior year (which included total compensation to individuals who occupied similar positions with the Company in 1995 but who are no longer employed.) The total compensation paid to Mr. Halligan in 1996 represented a 19.2% increase in 1996 with respect to the compensation paid to Mr. Halligan and his predecessor as Chief Executive Officer in 1995. When Mr. Halligan was hired in November 1995, his 1996 salary and a minimum bonus commitment for 1996 of $50,000 were negotiated with the Officers Compensation Committee. Mr. Halligan was not paid a bonus for 1995.

     Under the Company's bonus plan, employees, including executive officers, are eligible to receive an annual bonus at the end of each year if financial targets relating to operating income, cash flow and return on invested capital and other non-financial targets set annually by the Officers Compensation Committee are achieved. In the past, the Officers Compensation Committee has authorized the payment of bonuses even when these targets were not fully met and may decide to do so again in the future. Typically, in the case where these targets for the current year are not achieved, but exceed the prior year's results, bonuses are paid at a reduced level as determined by the Officers Compensation Committee. If these targets are exceeded, the bonus pool is normally increased according to a scale set by the Officers Compensation Committee. The portion of the bonus pool set aside for executive officers, and the allocation of that amount among the executive officers, is set by the Officers Compensation Committee after considering the report of the Chief Executive Officer regarding individual performance and contribution. In 1996, the aggregate amount paid under the bonus plan to executive officers (including minimum bonus commitments made to Messrs. Halligan, Collom and Lattanzio in connection with their hiring of $50,000, $11,000 and $30,000, respectively) was 21.0% of the aggregate base salaries paid to executive officers compared to 9.5% in 1995 (which included individuals no longer employed by the Company and did not include Messrs. Halligan,
Collom and Lattanzio). Bonus payments to executive officers for 1996 (which included such minimum bonus commitments made to Messrs. Halligan, Collom and Lattanzio) were based upon each individual's performance as well as the overall results of the Company. The latter include restoring the Company to a breakeven position in 1996 following a large loss in 1995, the ongoing installation of a new infrastructure to position the Company to move forward and seize upon opportunities more quickly and efficiently, returning its U.K. subsidiary (Medscreen) to profitability after several years of losses and the improvement of cash flow. Bonuses for 1995 performance were paid in 1996 to the two executive officers who continued in the Company's employ from 1995 to 1996 as a result of their achievement of their 1995 operating objectives and are presented as 1995 payments in the Summary Compensation Table. Based upon the information available to the Company with respect to companies in the business of providing drug testing, clinical testing and related services, the Officers Compensation Committee believes that the total compensation (including salaries and bonuses) of the Company's executive officers is below the mean of total compensation levels of such other companies.

     Options and stock purchase rights are granted under the Company's 1988 Incentive Stock Plan in order to give employees a stake in the long term success of the Company. Awards to executive officers are generally made at the time of their employment with the Company, and from time to time thereafter within the discretion of the Officers Compensation Committee. The factors considered by the Officers Compensation Committee in determining the timing of grants under the 1988 Incentive Stock Plan, and the number of shares subject thereto, are similar to the factors considered by the Officers Compensation Committee in adjusting base salary. Options to purchase 20,000 and 100,000 shares were granted to Mr. Collom and Mr. Lattanzio, respectively, upon their joining the Company. No other options were granted to executive officers in 1996. Option grants under the Company's 1992 Director Option Plan are automatic and nondiscretionary.

     The Company provides relocation assistance to certain executive officers upon their employment with the Company, when necessary to attract those personnel. Eligibility for and the terms of relocation benefits are determined on a case by case basis. No relocation assistance was provided in 1996.

     The Officers Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by corporations of executive compensation in excess of $1 million per executive per year. The Officers Compensation Committee currently does not intend to adopt a policy attempting to qualify any portion of the compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). The non-equity based compensation paid to the Chief Executive Officer and the four highest paid other executive officers in fiscal year 1996, and expected to be paid in fiscal year 1997, does not exceed $1 million for any individual.

                                          Richard D. Irwin
                                          Thomas S. Volpe

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS OF PHARMCHEM

     Information listed under the caption "Executive Officers of PharmChem" at the end of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, is incorporated in this Proxy Statement by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Officers Compensation Committee of the Company's Board of Directors is composed of two non-employee directors, Richard D. Irwin and Thomas S. Volpe. No interlocking relationship exists between the Company's Board of Directors or Officers Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN TRANSACTIONS

     In connection with his relocation at the time of accepting employment with the Company in July 1991, the Board approved a loan from the Company to Neil A. Fortner, Vice President, Laboratory Operations, in the amount of $109,000 (the "Fortner Loan") for the purpose of purchasing a primary residence. In lieu of interest payments on the Fortner Loan, the Company is entitled to 25% of the net proceeds upon the sale of such residence. The Fortner Loan is evidenced by a loan agreement and promissory note, and is secured by a Deed of Trust on the primary residence. During 1996, the maximum principal amount outstanding under the Fortner Loan was $109,000, and the amount outstanding as of December 31, 1996, was $109,000. The Board also approved payment of a monthly housing allowance to Mr. Fortner designed to compensate Mr. Fortner for the excess of certain housing expenses over the level of such expenses at his previous location, which allowances totaled $35,237 during 1996.

CASH COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1996.

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                   ---------------
                                                                                      NUMBER OF
                                                ANNUAL COMPENSATION                   SHARES OF
                                      ----------------------------------------      COMMON STOCK
                                                                  OTHER ANNUAL       UNDERLYING       ALL OTHER
                                             SALARY    BONUS      COMPENSATION     OPTIONS GRANTED   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR      $        $             $                 (#)              $
------------------------------------  ----   -------   ------     ------------     ---------------   ------------
Joseph W. Halligan..................  1996   250,000   60,000             0                  0             492(1)
  President, Chief Executive Officer  1995    36,932        0             0            278,480               0
Edward V. Collom, Jr. ..............  1996    95,833   12,000             0             20,000           1,205(2)
  Vice President, Business
  Development
Robert S. Fogerson, Jr. ............  1996   110,000   13,000             0                  0           1,128(3)
  Vice President, Laboratory          1995   110,000    8,100(4)          0             15,000           3,701(5)
  Technical Director                  1994   110,000    3,101             0                  0           2,056(6)
Neil A. Fortner.....................  1996   100,000   14,000        35,237(7)               0           3,920(8)
  Vice President, Laboratory          1995   100,000    8,214(9)     35,237(7)          50,000           2,251(10)
  Operations                          1994   100,000    6,101        35,237(7)               0             742(11)
David A. Lattanzio..................  1996   107,548   40,000             0            100,000          25,839(12)
  Vice President, Chief Financial
  Officer

---------------
 (1) Includes $302, $122 and $68 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively.

 (2) Includes $1,069, $88 and $48 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively.

 (3) Includes $246, $109 and $81 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively, and $692 for the Company matching contribution to the 401(k) plan.

 (4) Includes $8,000 paid in 1996 as a bonus for 1995 performance.

 (5) Includes $1,208, $604 and $346 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively, and $1,543 for the Company matching contribution to the 401(k) plan.

 (6) Includes $427 for the Company portion of term life insurance premiums and $1,629 for the Company matching contribution to the 401(k) plan.

 (7) Housing allowance.

 (8) Includes $3,171, $104 and $81 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively, and $564 for the Company matching contribution to the 401(k) plan.

 (9) Includes $8,114 paid in 1996 as a bonus for 1995 performance.

(10) Includes $1,548 for the Company portion of health insurance premiums and $703 for the Company matching contribution to the 401(k) plan.

(11) Company matching contribution to the 401(k) plan.

(12) Includes $1,351, $95 and $41 for the Company portion of health insurance, term life insurance and long-term disability premiums, respectively, and $24,352 in consulting fees paid to Mr. Lattanzio for services from January 31, 1996 through March 31, 1996.

OPTIONS

     The following tables set forth, as to the executive officers named in the Summary Compensation Table, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal 1996, and held at the end of fiscal 1996.

OPTION GRANTS IN FISCAL 1996

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                         ----------------------------------------------------------------     ANNUAL RATES OF
                         NUMBER OF SHARES OF                                                    STOCK PRICE
                            COMMON STOCK         % OF TOTAL                                  APPRECIATION FOR
                         UNDERLYING OPTIONS    OPTIONS GRANTED   EXERCISE OR                  OPTION TERM(1)
                               GRANTED         TO EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------
         NAME                    (#)           FISCAL YEAR(2)      ($/SH)         DATE       5%($)      10%($)
-----------------------  -------------------   ---------------   -----------   ----------   --------   --------
Edward V. Collom,
  Jr. .................         20,000               10.5%         $ 4.625       03/01/06   $ 58,100   $147,500
David A. Lattanzio.....        100,000               52.4%         $ 3.625       04/04/06   $228,000   $577,700

---------------
(1) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of fiscal 1996 granted options, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Total number of shares subject to options granted to employees in fiscal 1996 was 191,000, which excludes options granted to non-employee directors.

OPTION EXERCISES IN FISCAL 1996 AND FISCAL 1996 YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                        SHARES OF
                                                                      COMMON STOCK         VALUE OF
                                                                       UNDERLYING        UNEXERCISED
                                                                       UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS AT          OPTIONS
                                                                       FY-END(#):        AT FY-END($)
                                     SHARES ACQUIRED      VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                 ON EXERCISE(#)    REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
-----------------------------------  ---------------   -----------   ---------------   ----------------
Joseph W. Halligan.................         0               0         75,422/203,058   $94,278/$253,822
Edward V. Collom, Jr...............         0               0          3,750/ 16,250   $ 2,812/$ 12,187
Robert S. Fogerson, Jr.............         0               0          7,188/  7,812   $24,259/$ 26,365
Neil A. Fortner....................         0               0         23,958/ 26,042   $80,858/$ 87,892
David A. Lattanzio.................         0               0         16,667/ 83,333   $29,167/$145,833

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total returns for the five years ended December 31, 1996 of a $100 investment on December 31, 1991 in the Company's Common Stock, S&P 500 Composite Index (as the required broad equity market index) and in the common stock of companies comparable to the Company as a representative industry index. The companies comprising the industry index are Substance Abuse Technology, Unilab Corp. and Universal Standard Medical Labs, Inc., which the Company believes are the only companies providing substantially comparable services to those of the Company.

                                       'PharmChem Lab-                         S&P 500 Compos-
Measurement Period                    oratories, Inc.'   Peer Group Index            ite Index
Dec-91                                          100.00             100.00               100.00
Dec-92                                           42.22              66.63               107.62
Dec-93                                           25.56              57.40               118.46
Dec-94                                           17.78              45.55               120.03
Dec-95                                           40.00              29.18               165.13
Dec-96                                           47.78              13.17               203.05

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of three (3) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

                                    DIRECTOR
NAME                        AGE      SINCE                       PRINCIPAL OCCUPATION
--------------------------  ---     --------     ----------------------------------------------------
Joseph W. Halligan........  52        1995       President and Chief Executive Officer of the Company
Richard D. Irwin..........  61        1987       Chairman of the Board of Directors of the Company
                                                 and President of Grumman Hill Associates, Inc.
Thomas S. Volpe...........  46        1987       President of Volpe Brown Whelan & Company, LLC

     Mr. Halligan has been President and Chief Executive Officer of the Company since November 1995. From 1988 to 1995, Mr. Halligan was President and CEO of E.S.I. Consulting Group, a private consulting practice, specializing in advising and operating high growth, consumer and service oriented companies. Before forming his consulting practice, Mr. Halligan served from 1983 to 1987 as President and CEO of a privately-held company, Laura Scudder's, Inc. From 1969 to 1983, Mr. Halligan served as Senior Vice President of Fotomat Corporation and President of its subsidiary, Video Services of America.

     Mr. Irwin has been Chairman of the Board of Directors of the Company since November 1995. Mr. Irwin is a co-founder and President of Grumman Hill Associates, Inc. ("Grumman Hill"), a venture capital firm headquartered in New Canaan, Connecticut. Prior to founding Grumman Hill in 1985, he served as a Managing Director of Dillon, Read & Co., Inc. from 1983 to 1985.

     Mr. Volpe is the President of Volpe Brown Whelan & Company, LLC, a private investment banking and risk capital firm in San Francisco, California. Prior to founding the predecessor of Volpe Brown Whelan & Company, LLC in 1986, Mr. Volpe was employed by Hambrecht & Quist Incorporated, a venture capital and investment banking firm, with his most recent positions being President, Chief Executive Officer and Director. Mr. Volpe is also a member of the board of directors of Linear Technology Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1996. Each director attended all of the meetings of the Board of Directors held during fiscal year 1996 and all of the meetings held by all committees of the Board of Directors during fiscal year 1996 on which he served.

     The Audit Committee, which consists of Messrs. Volpe and Irwin, met once during fiscal year 1996. The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent accountants and to review the Company's accounting principles and its system of internal accounting controls.

     The Officers Compensation Committee, which consists of Messrs. Volpe and Irwin, met twice during fiscal year 1996. The function of the Officers Compensation Committee is to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's 1988 Incentive Stock Plan and 1992 Director Option Plan. See "Report of the Officers Compensation Committee of the Board of Directors."

     The Company does not have a nominating committee.

COMPENSATION

     Each Board member who is not also an employee of the Company has the right to a fee of $1,000 per meeting attended in consideration of services as a director. Board members are also reimbursed for their expenses for each meeting attended. Previously, under the Company's 1992 Director Option Plan each director annually received an option to purchase 15,000 shares of Common Stock. The 1992 Director Option Plan was amended to provide that as of January 1, 1996, each director annually shall receive an option to purchase 5,000 shares of Common Stock, which grant may be voluntarily waived by a director. Mr. Halligan waived his 1996 grant. The 1992 Director Option Plan was further amended as of March 4, 1997 to provide that grants thereunder will be made only to non-employee directors. The exercise price of options granted under the 1992 Director Option Plan is the fair market value at the date of grant. Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, shall be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon the election of directors under California law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO:

                          APPROVAL OF ADOPTION OF THE
                           1997 EQUITY INCENTIVE PLAN

     The Company's shareholders are being asked to approve the adoption of the 1997 Equity Incentive Plan (the "1997 Plan") as the successor to the Company's existing 1988 Incentive Stock Plan (the "1988 Plan"). On March 4, 1997, the Board of Directors of the Company adopted the 1997 Plan subject to shareholder approval. Only 103,047 shares remain available for grant under the 1988 Plan.

     The 1997 Plan is designed to serve as a comprehensive equity incentive program to attract and retain individuals essential to the long-term success of the Company and to strengthen their commitment to the success of the Company and stimulate their efforts on behalf of the Company.

SUMMARY OF THE 1997 PLAN

     The principal terms and provisions of the 1997 Plan are summarized below. As a summary, the description below is not a complete description of all of the terms of the 1997 Plan and is qualified in its entirety by reference to the full text of the 1997 Plan, which is appended as Exhibit A to this Proxy Statement.

     Types of Awards. The 1997 Plan permits the granting of any or all of the following types of awards to employees: (1) stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options"),
(2) restricted shares, (3) performance shares conditioned upon meeting performance criteria, (4) bonus shares and (5) stock appreciation rights ("SARs") (either in tandem with other types of awards or free-standing) (all of the foregoing collectively, "Awards").

     Number of Shares. Subject to adjustment as described below, the number of shares of Common Stock available for grant under the 1997 Plan is 500,000. Of the aggregate number of shares available under the 1997 Plan, no more than 20,000 shares of Common Stock can be used for the grant of restricted shares, no more than 20,000 shares of Common Stock can be used for the grant of bonus shares, and SARs may not be granted with respect to more than 150,000 shares of Common Stock. In addition, shares of Common Stock subject to any award under the 1997 Plan that fail to vest or otherwise terminate without the issuance of such shares or of other consideration in lieu of such shares will be available for subsequent grant under the 1997 Plan.

     No Plan participant may be granted options or SARs with respect to more than 150,000 shares in a calendar year, subject to adjustment as described below.

     Eligibility. Salaried employees (including officers), consultants and directors of the Company or any subsidiary of the Company are eligible to participate in the 1997 Plan. As of April 1, 1997, 6 executive officers, 146 other employees, 5 consultants and 2 non-employee directors would be eligible to participate in the 1997 Plan. For the present time, the Company does not intend to grant awards under the 1997 Plan to non-employee directors. Non-employee directors would continue to receive their stock options under the 1992 Director Option Plan.

     Administration. The 1997 Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of at least two members, all of the members of which must be both "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and "non-employee directors" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission. The Committee has the authority to select the eligible participants to whom awards are granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to accelerate the exercisability of awards. The Committee will be authorized to interpret the 1997 Plan, to establish, amend, and rescind any rules and regulations relating to the 1997 Plan, to determine and amend the terms of agreements entered into with employees under the 1997 Plan, and to make all other determinations which may be necessary or advisable for the administration of the 1997 Plan. The Board of Directors may reserve to itself or delegate to another committee of the Board of Directors all of the authority with respect to Awards, except, in the case of such other committee, with respect to Awards to grantees who are subject to potential liability under
Section 16(b) of the Securities Exchange Act of 1934.

     Stock Options. The exercise price per share of Common Stock purchasable under any stock option will be determined by the Committee, but cannot in any event be less than 100% of the fair market value of the Common Stock on the date the option is granted. The Committee shall determine the term of each stock option (subject to a maximum of 10 years) and the time or times when it may be exercised. Except as otherwise provided in an award agreement, options will be exercisable with respect to 6.25% of the shares corresponding to the grant on the first day of each of the first sixteen calendar quarters after the grant date. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Code. Options may be exercised by payment of the exercise price in (i) cash, (ii) at the discretion of the Committee, an interest-bearing promissory note, (iii) shares of Common Stock, (iv) at the discretion of the Committee, restricted stock with a fair market value equal to the exercise price, or (v) pursuant to a "cashless exercise" through a broker-dealer under an arrangement approved by the Company.

     The Committee may, in its discretion, provide for the automatic grant of a so-called "replacement" or "reload" option to a grantee who delivers previously-owned shares of Common Stock to the Company to pay the option exercise price or satisfy tax withholding requirements in connection with the option exercise. The reload or replacement option would be granted only if the option is exercised for shares which have a fair market value of at least 120% of the option price. Any replacement option will (i) cover a number of shares equal to the number of shares surrendered in connection with the exercise of the original option, (ii) have an exercise price equal to 100% of fair market value of the Common Stock on the date is it granted and (ii) expire on the expiration date of the original option. A replacement option will not have a similar replacement feature.

     Restricted Shares. Restricted shares may not be disposed of by the recipient until certain restrictions established by the Committee lapse. The Committee will have the discretion to determine the amount, if any, that a recipient will pay for restricted shares. The participant will have, with respect to restricted stock, all of the rights of a shareholder, including the right to vote the shares and the right to receive any cash dividends, unless the Committee otherwise determines. If restricted shares fail to vest, and the grantee paid for the shares or acquired them upon the exercise of an option, the Company will be required to pay the grantee the lesser of (i) the amount paid by the grantee for the restricted shares or (ii) the fair market value of the restricted shares of the date of the failure to vest.

     Performance Shares. Performance shares entitle the grantee to receive shares of Common Stock contingent upon achieving specified performance goals applicable to the performance shares during a specified period of not less than one year nor more than five years. The performance criteria which the Committee may designate are any one or more of the following: (i) attainment by the Common Stock of a specified market value for a specified period of time; (ii) earnings per share of Common Stock; (iii) return to shareholders (including dividends);
(iv) return on equity; (v) earnings of the Company; (vi) growth in revenues;
(vii) market share; (viii) cash flow; (ix) cost reduction; or (x) customer service goals. The Committee may in its discretion determine that cash be paid in lieu of some or all of an award of performance shares. A grantee may not receive performance shares the fair market value of which at the time of the grant exceeds 100% of the grantee's salary at the time of the grant multiplied by the number of years in the relevant performance period.

     Bonus Shares. Bonus shares can be awarded to a grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, director or consultant of the Company or a subsidiary of the Company.

     Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with the grant of options, restricted shares or performance shares. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price (which shall not be less than 100% of the fair market value of the shares on the date of grant) and other provisions of the SAR shall be determined by the Committee (except that the term may not exceed 10 years). Payment by the Company upon such exercise will be in cash unless the Committee determines that it is to be paid wholly or partly in Common Stock. If SARs are identified with shares subject to an option, with restricted shares or with specific performance shares, then, unless otherwise provided in the award agreement, the SARs will terminate upon the termination or failure to vest of the option, restricted shares or performance shares, the exercise of such option or performance shares or the date such restricted shares vest. Except as otherwise provided in an award agreement, SARs not identified with any other award will become exercisable with respect to 6.25% of the shares on the first day of each of the first sixteen calendar quarters after the grant date and each SAR which is identified with any other award will become exercisable at the same time the option or restricted shares associated with the SAR may be exercised or vest.

     Adjustments. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number of shares which may be distributed under the 1997 Plan in general and for the grant of restricted shares, bonus shares and SARs and in the number and option price or other price of shares subject to the outstanding awards granted under the 1997 Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

     Transferability. Awards may not be transferred other than by will or intestate succession or, in the case of non-qualified options, to members of a grantee's immediate family. ISOs are not transferable.

     Loans and Guarantees. The Committee may permit a grantee of an Award to defer payment to the Company or may cause the Company to guarantee a loan of all or a part of the option price, the purchase price of restricted shares or any taxes in connection with the exercise or vesting of an Award. If the Committee permits a grantee to defer payment, the grantee must enter into a binding obligation to repay such deferred sum although the Company may forgive such repayment.

     Termination of Service. If a grantee's service to the Company terminates on account of death or disability, then the grantee's (i) unvested restricted shares will vest; (ii) unexercised options or SARs, whether or not exercisable on the date of termination of service, may be exercised within one year (but only during the option term); and (iii) any unexercised performance shares may be exercised within one year. If a grantee's service terminates due to resignation after age 65 or 10 years of service to the Company or any subsidiary of the Company or due to elimination of the grantee's position with the Company or a reduction in the Company's work force, then the grantee's (i) restricted shares and any SARs identified with the restricted shares that are not vested shall terminate without vesting (subject to repayment by the Company if the grantee paid for the restricted shares); (ii) unexercised options or SARs, if exercisable immediately before termination of the grantee's employment, may be exercised within the period specified in the award agreement, which may not exceed three months; and (iii) performance shares and any SARs identified with the performance shares may vest and be exercised if so permitted by the Committee. If a grantee's service to the Company terminates for any other reason, then the grantee's (i) restricted shares that are not vested at the time of termination will terminate without vesting (subject to repayment by the Company if the grantee paid for the restricted shares); and (ii) unexercised options, SARs or performance shares will terminate.

     Amendment and Termination. The Board of Directors may amend the 1997 Plan in any and all respects without shareholder approval, except as such shareholder approval may be required pursuant to the listing requirements of any national market system or securities exchange on which the Company's equity securities are listed, and except that shareholder approval shall be required to increase the total number of shares reserved for purposes of the 1997 Plan or to change the employees or class of employees eligible to participate in the 1997 Plan.

     Unless sooner terminated by the Board of Directors, the 1997 Plan will terminate on March 4, 2007. Any awards outstanding under the 1997 Plan will not be affected by the termination of the 1997 Plan.

TAX ASPECTS OF THE 1997 PLAN

     Options. Options granted under the 1997 Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or non-qualified options which are not intended to meet such requirements. The current federal income tax treatment for the two types of options differs as follows:

  ISOS.

          No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the shares on the date of exercise over the option exercise price will be subject to the alternative minimum tax in the year of exercise. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
     (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss. The Company will not have a deduction at the time of grant or exercise of the option, or on disposition of the shares acquired on exercise of the option, if the disposition is a qualifying disposition.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of
     (i) the fair market value of such shares on the option exercise date over
     (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's acquisition or disposition of the purchased shares.

  NON-QUALIFIED OPTIONS AND SARS.

          No taxable income is recognized by a grantee upon the grant of a non-qualified option or SAR. The grantee will in general recognize ordinary income, in the year in which the option or SAR is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee with respect to the exercised non-qualified option or SAR. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the grantee.

     With respect to other Awards granted under the 1997 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to Awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Code.

     Deductibility of Executive Compensation. Under Section 162(m) of the Code, the Company cannot claim a federal corporate tax income deduction on compensation paid to the person who is its chief executive officer on the last day of the year or any of its four other most-highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder approved "performance-based" compensation. No compensation other than bonus shares and restricted shares that vest over time will be paid under the Plan in the absence of shareholder approval of the Plan. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options or SARs will qualify as performance-based compensation for purposes of Code Section 162(m). Accordingly, all compensation deemed paid with respect to those options and SARs will remain deductible by the Company without limitation under Code Section 162(m). Similarly, the Company intends performance shares and any restricted shares that vest based on objective performance criteria to be performance-based compensation, and therefore deductible by the Company without limitation under Code Section 162(m). Bonus shares and restricted shares that vest over time, without regard to performance, will be subject to the limitation on deductibility under Code Section 162(m).

AWARDS UNDER THE 1997 PLAN

     Awards under the 1997 Plan are made at the discretion of the Committee. No Awards have been made under the 1997 Plan and future Awards have not yet been determined.

     On April 7, 1997, the closing price of the Company's Common Stock on the Nasdaq National Market was $4.00 per share.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and voting at the 1997 Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required for approval of the 1997 Plan. If such approval is obtained, then the 1997 Plan will become effective immediately. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1997 PLAN.

                                PROPOSAL THREE:

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     On April 7, 1997, pursuant to approval by the Board of Directors upon recommendation by the Audit Committee, the Company selected KPMG Peat Marwick LLP to replace Arthur Andersen LLP to audit the consolidated financial statements of the Company for 1997. The former principal accountant's reports on the Company's financial statements for either of the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion, nor have its opinions been qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years (January 1, 1995 to December 31, 1995 and January 1, 1996 to December 31, 1996) and the subsequent interim period preceding the Company's replacement of its principal accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

     Representatives of Arthur Andersen LLP and KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with the best judgment of such persons.

                                          THE BOARD OF DIRECTORS

Menlo Park, California
April 18, 1997

     INFORMATION LISTED UNDER THE CAPTION "EXECUTIVE OFFICERS OF PHARMCHEM" AT THE END OF PART I OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE.

                                   EXHIBIT A

                          PHARMCHEM LABORATORIES, INC.

                           1997 EQUITY INCENTIVE PLAN

                               TABLE OF CONTENTS

 1.    Purpose.........................................................................       1
 2.    Definitions.....................................................................       1
 3.    Scope of the Plan...............................................................       3
 4.    Administration..................................................................       3
 5.    Eligibility.....................................................................       4
 6.    Conditions to Grants............................................................       4
 7.    Non-Transferability.............................................................       8
 8.    Exercise........................................................................       8
 9.    Loans and Guarantees............................................................       9
10.    Notification Under Section 83(b)................................................      10
11.    Mandatory Tax Withholding.......................................................      10
12.    Elective Share Withholding......................................................      10
13.    Termination of Employment.......................................................      10
14.    Plans of Foreign Subsidiaries...................................................      12
15.    Substituted Awards..............................................................      13
16.    Securities Law Matters..........................................................      13
17.    No Employment Rights............................................................      13
18.    No Rights as a Shareholder......................................................      13
19.    Nature of Payments..............................................................      13
20.    Non-Uniform Determinations......................................................      13
21.    Adjustments.....................................................................      13
22.    Amendment of the Plan...........................................................      14
23.    Termination of the Plan.........................................................      14
24.    No Illegal Transactions.........................................................      14
25.    Controlling Law.................................................................      14
26.    Severability....................................................................      14

                                  INTRODUCTION

     This Equity Incentive Plan (the "Plan") of PharmChem Laboratories, Inc., a California corporation (the "Company") is hereby adopted effective as of March 4, 1997 subject to shareholder approval.

     1. PURPOSE. The Plan is intended to allow employees, consultants and directors to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company in attracting new, and retaining existing, employees, consultants and directors.

     2. DEFINITIONS. The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms):

          (a) "Award" means options, including incentive stock options and reload options, Restricted Shares, Bonus Shares, stock appreciation rights
     (SARs), or Performance Shares granted under the Plan.

          (b) "Award Agreement" means the written agreement by which an Award shall be evidenced.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, Consultant or director of the Company or a Subsidiary.

          (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

          (f) "Committee" means the committee of the Board appointed pursuant to
     Section 4(a).

          (g) "Common Stock" means the common stock of the Company.

          (h) "Company" -- see the introductory paragraph.

          (i) "Consultant" means any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services.

          (j) "Disability" means, for purposes of the exercise of an incentive stock option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which renders a Grantee unable to perform any of the essential job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

          (k) "Disqualifying Disposition" -- see Section 6(c)(vi).

          (l) "Effective Date" means March 4, 1997.

          (m) "Fair Market Value" of a Share on any relevant date shall be determined in accordance with the following provisions:

             (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per Share on the date in question, as such price is reported on the Nasdaq National Market or any successor system.

             (ii) If the Common Stock is at the time listed on any national exchange, then the Fair Market Value shall be deemed equal to the closing selling price of a Share on the date in question on the securities exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

     If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (n) "Grant Date" -- see Section 6(a)(i).

          (o) "Grantee" means an individual who has been granted an Award.

          (p) "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children and grandchildren.

          (q) "including" or "includes" means "including, without limitation," or "includes, without limitation," respectively.

          (r) "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

          (s) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of, or rule under, the 1934 Act include references to successor provisions.

          (t) "Option Price" means the per share exercise price of an option.

          (u) "Option Term" means the period beginning on the Grant Date of an option and ending on the expiration date of such option, as specified in the Award Agreement for such option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be extended from time to time prior to the expiration date of such stock option then in effect, provided, however, that such period as extended shall under no circumstances extend more than 10 years after the Grant Date.

          (v) "Participant" means any salaried employee (including any officer) of the Company or any Subsidiary, including any such salaried employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, or any Consultant to or any non-employee director of the Company or any Subsidiary.

          (w) "Performance Percentage" -- see Section 6(f)(i)(C).

          (x) "Performance Period" -- see Section 6(f)(i)(B).

          (y) "Performance Share" means a right granted to a Participant under
     Section 6(f) to receive Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee as further specified in Section 6(f).

          (z) "Plan" -- see the introductory paragraph.

          (aa) "Reload Option" -- see Section 6(d)

          (bb) "Required Withholding" -- see Section 11(a).

          (cc) "Restricted Shares" means Shares that are subject to vesting conditions specified in the Award Agreement applicable to such Shares.

          (dd) "SAR" means stock appreciation right.

          (ee) "SEC" means the Securities and Exchange Commission.

          (ff) "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

          (gg) "Share" means a share of Common Stock.

          (hh) "Strike Price" -- see Section 6(e)(ii).

          (ii) "Subsidiary" means, for purposes of grants of incentive stock options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock.

          (jj) "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the Voting Power of all classes of capital stock of the Company or any Subsidiary.

          (kk) "Voting Power" means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

     3. SCOPE OF THE PLAN. Subject to adjustment as provided in Section 21, (a) the total number of Shares available for grant under the Plan shall be 500,000;
(b) no more than 20,000 Shares shall be cumulatively available for the grant of Restricted Shares under the Plan; (c) no more than 20,000 Shares shall be cumulatively available for the grant of Bonus Shares under the Plan; and (d) no more than 150,000 Shares shall be cumulatively available for the grant of SARs under the Plan. If any Shares subject to any Award granted hereunder fail to vest or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such failure to vest or termination, shall again be available for grant under the Plan.

     4. ADMINISTRATION.

     (a) Subject to Section 4(b), the Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code Section 162(m) and as "non-employee directors" under Rule 16b-3 in respect of the exemption of grants to Section 16 Persons from potential liability under Section 16(b) of the 1934 Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as are then in effect, and to permit Awards under the Plan to satisfy the conditions for exemption from the limitations of Code Section 162(m).

     (b) The Board may reserve to itself or delegate to another committee of the Board any or all of the authority of the Committee with respect to Awards except, in the case of such other committee, with respect to Awards to Grantees who are Section 16 Persons at the time any such delegated authority is exercised. Such other committee (the "Management Committee") may consist of one (or such greater number as may from time to time be required by the bylaws of the Company) or more directors who may, but need not be, officers or employees of the Company or a Subsidiary. To the extent that the Board has reserved to itself or delegated to such Management Committee the authority of the Committee, all references to the Committee in the Plan shall be to the Board or such Management Committee.

     (c) Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

         (i) to determine when and to whom Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR or Performance Share, and whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

         (ii) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an option) shall vest and whether such shares shall be held in escrow;

         (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

         (iv) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and vesting of Awards upon the termination of employment of a Grantee;

          (v) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

          (vi) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

          (vii) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment;

          (viii) subject to Section 6(a)(ii) and 6(c)(ii), to extend the time during which any Award or group of Awards may be exercised;

          (ix) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

          (x) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (xi) to take any other action as the Committee may deem necessary or advisable with respect to any matters relating to the Plan for which it is responsible.

     The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. ELIGIBILITY. The Committee may in its discretion grant Awards to any Participant, whether or not he or she has previously received an Award. References in Section 13 to termination of a Grantee's employment shall be deemed to include termination of a Grantee's status as a Consultant or non-employee director of the Company.

     6. CONDITIONS TO GRANTS.

     (a) General Conditions.

             (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

             (ii) Any provision of the Plan to the contrary notwithstanding, an Option Term shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

             (iii) To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

     (b) Grant of Options.

          (i) No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. An option shall be exercisable for unrestricted Shares unless the Award Agreement provides that it is exercisable for Restricted Shares.

          (ii) The Committee may, in its discretion, permit a Participant to elect, before earning compensation, to be granted an Award in lieu of receiving such compensation; provided that, in the judgment of the Committee, the value of such Award on the Grant Date equals the amount of compensation foregone by such employee.

          (iii) The number of shares for which options may be granted to any Grantee in any calendar year shall not exceed 150,000, subject to adjustment as provided in Section 21.

     (c) Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may in its discretion designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Only employees (including directors who are employees) may be granted incentive stock options. Any option designated as an incentive stock option:

          (i) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

          (ii) shall be for a period of not more than 10 years (five years in the case of an incentive stock option granted to a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of the Shares with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of
     Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

             (A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

             (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

          (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;

          (vi) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

          (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her incentive stock option after the Grantee's death.

     Notwithstanding the foregoing and Section 4(c)(v), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

     (d) Grant of Reload Options. The Committee may in connection with the grant of an option or thereafter provide that a Grantee who (i) is a Participant when he or she exercises an Option, (ii) exercises such option for Shares which have a Fair Market Value equal to not less than 120% of the Option Price for such option ("Exercised Option"), and (iii) satisfies the Option Price or Required Withholding applicable thereto with Shares shall automatically be granted, subject to Section 3, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements; provided that no Reload Option shall be granted in connection with the exercise of an Option that has been transferred by the initial Grantee thereof.

     Reload Options shall be subject to the following terms and conditions:

          (i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

          (ii) subject to Section 6(d)(iii), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

          (iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option, (B) subject to Section 4(c)(vii), no Reload Option may be exercised within one year after its Grant Date, and (C) in no event shall a second Reload Option be granted in connection with the exercise of such initial Reload Option.

          (e) Grant of SARS.

          (i) When granted, SARs may, but need not, be identified with a specific option, specific Restricted Shares, or specific Performance Shares of the Grantee (including any option, Restricted Shares, or Performance Shares granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted. If SARs are identified with Shares subject to an option, with Restricted Shares, or with Performance Shares, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated SARs shall terminate upon (x) the expiration, termination, failure to vest or cancellation of such option, Restricted Shares, or Performance Shares, (y) the exercise of such option or Performance Shares or (z) the date such Restricted Shares vest.

          (ii) The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may (x) specify a higher Strike Price in the Award Agreement, or (y) provide that the benefit payable upon exercise of any SAR shall not exceed such percentage of the Fair Market Value of a Share on such Grant Date as the Committee shall specify.

          (iii) The number of shares for which SARs may be granted to any Grantee in any calendar year shall not exceed 150,000, subject to adjustment as provided in Section 21.

     (f) Grant of Performance Shares.

          (i) Before the grant of any Performance Share, the Committee shall:

             (A) determine objective performance goals (which may consist of any one or more of the following: the attainment by a Share of a specified Fair Market Value for a specified period of time, earnings per share, return to shareholders (including dividends), return on equity, earnings of the Company, growth in revenues, market share, cash flow or cost reduction or customer service goals, or any combination of the foregoing), and the amount of compensation under the goals applicable to such grant;

             (B) designate a period, of not less than one year nor more than five years, for the measurement of the extent to which performance goals are attained, which period may begin prior to the Grant Date (the "Performance Period"); and

             (C) assign a "Performance Percentage" to each level of attainment of performance goals during the Performance Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time, but not in excess of 200%.

          (ii) If a Grantee is promoted, demoted or transferred to a different position or different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

          (iii) When granted, Performance Shares may, but need not, be identified with Shares subject to a specific option, specific Restricted Shares or specific SARs of the Grantee granted under the Plan in a number equal to or different from the number of the Performance Shares so granted. If Performance Shares are so identified, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Shares shall terminate upon (A) the expiration, termination, failure to vest or cancellation of the option, Restricted Shares or SARs with which the Performance Shares are identified, (B) the exercise of such option or SARs or (C) the date Restricted Shares vest.

          (iv) The Shares related to the Performance Shares awarded to any Grantee for any Performance Period shall not have a Fair Market Value as of the Grant Date in excess of 100% of the Grantee's base annual salary in effect at the time of the grant of the Award multiplied by the number of years in the Performance Period.

     (g) Grant of Restricted Shares.

          (i) The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

          (ii) The Committee may, but need not, provide that all or any portion of a Grantee's Restricted Shares, or Restricted Shares acquired upon exercise of an option shall fail to vest:

             (A) except as otherwise specified in the Plan or the Award Agreement, upon the Grantee's ceasing to be a Participant within a specified time period after the Grant Date, or

             (B) if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee ceases to be a Participant, or

             (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement.

          (iii) If Restricted Shares fail to vest, then if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of such Restricted Shares on the date of such failure to vest. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date or the event causing the failure to vest, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

          (iv) The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares vest or fail to vest, and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares vest, the Company shall cause certificates for such shares to be issued without such legend.

          (v) The Committee may require the payment of cash dividends on Restricted Shares to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.

     (h) Grant of Bonus Shares. The Committee may grant Bonus Shares to any Participant.

     7. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee or his or her guardian or legal representative, except that, subject to
Section 6(c)(vii) in respect of incentive stock options, a Grantee may in a manner and to the extent permitted by the Committee in its discretion, (i) designate in writing a beneficiary to exercise an Award after his or her death (provided, however, that no such designation shall be effective unless received by the office of the Company designated for that purpose prior to the Grantee's death) and (ii) transfer a Stock Option (other than an incentive stock option) to a member of his or her Immediate Family, to a trust established exclusively for such Immediate Family member or to a limited liability company or partnership of which all of the members or partners are members of the Grantee's Immediate Family. The Committee may specify different or more restrictive provisions applicable to a transferred Award.

     8. EXERCISE.

     (a) Exercise of Options.

          (i) Subject to Sections 4(c)(vii), 6(d) and 8(d) and except as otherwise provided in the applicable Award Agreement, each option shall become exercisable with respect to 6.25% of the shares subject thereto on the first day of each of the first sixteen calendar quarters after the Grant Date of such option. Options shall be exercisable for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement.

          (ii) An option shall be exercised by the delivery to the Company during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the option and (y) payment in full of the Option Price of such specific number of Shares.

          (iii) Payment of the Option Price may be made by any one or more of the following means: personal check or wire transfer; Mature Shares, valued at their Fair Market Value on the date of exercise; with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise; through the sale of the Shares acquired on exercise of the option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise; or through simultaneous sale of shares acquired on exercise of the option through a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise, as permitted under Regulation T of the Federal Reserve Board. In the discretion of the Committee, payment may also be made in accordance with Section 9. The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option, or (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted

     Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

     (b) Exercise of SARS.

          (i) Subject to Sections 4(c)(vii), 6(d) and 8(d), and except as otherwise provided in the applicable Award Agreement, (x) each SAR not identified with any other Award shall become exercisable with respect to 6.25% of the shares subject thereto on the first day of each of the first sixteen calendar quarters after the Grant Date of such SAR and (y) each SAR which is identified with any other Award shall become exercisable as and to extent that the option or Restricted Shares with which such SAR is identified may be exercised or becomes nonforfeitable, as the case may be. SARs shall be exercisable for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement.

          (ii) SARs shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an option or Restricted Shares shall result in the cancellation or failure to vest of such option or Restricted Shares, as the case may be, to the extent of such exercise.

          (iii) The benefit for each SAR exercised shall be equal to (x) the Fair Market Value of a Share on the date of such exercise, minus (y) the Strike Price of such SAR. Such benefit shall be payable in cash, except that the Committee may provide in the Award Agreement that benefits may be paid wholly or partly in Shares.

     (c) Payment of Performance Shares. Unless otherwise provided in the Award Agreement with respect to an Award of Performance Shares, if the minimum performance goals applicable to such Performance Shares have been achieved during the applicable Performance Period, then the Company shall pay to the Grantee of such Award that number of Shares equal to the product of:

          (i) the sum of (x) number of Performance Shares specified in the applicable Award Agreement and (y) the number of Shares that would have been issuable if such Performance Shares had been Shares outstanding throughout the Performance Period and the stock dividends, cash dividends (except as otherwise provided in the Award Agreement), and other property paid in respect of such shares had been reinvested in additional Shares as of each dividend payment date, multiplied by

          (ii) the Performance Percentage achieved during such Performance
     Period.

     The Committee may in its discretion determine that cash be paid in lieu of some or all of such Shares. The amount of cash payable in lieu of a Share shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section shall be made as soon as administratively practical after the end of the applicable Performance Period. Any Performance Shares with respect to which the performance goals shall not have been achieved by the end of the applicable Performance Period shall expire.

     (d) Pooling Considerations. Any provision of the Plan to the contrary notwithstanding, if the Committee determines, in its discretion exercised prior to a sale or merger of the Company that in the Committee's judgment is reasonably likely to occur, that the exercise of SARs would preclude the use of pooling-of-interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may either unilaterally cancel such SARs prior to the consummation of such sale or merger or cause the Company to pay the benefit attributable to such SARs in the form of Shares if the Committee determines that such payment would not cause the transaction to become ineligible for pooling.

     9. LOANS AND GUARANTEES. The Committee may in its discretion allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of Restricted Shares, or (iii) any taxes associated with the exercise, vesting of, or payment of benefits in connection with, an Award, or cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price or any related taxes. Any such payment deferral or guarantee by the Company shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company from time to time. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee enters into a binding obligation to pay the deferred amount. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section, then the Committee may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's ceasing to be a Participant or if the Grantee sells or otherwise transfers his or her Shares purchased pursuant to such deferral or guarantee. The Committee may at any time in its discretion forgive the repayment of any or all of the principal of, or interest on, any such deferred payment obligation.

     10. NOTIFICATION UNDER SECTION 83(b). If the Grantee, in connection with the exercise of any option or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

     11. MANDATORY TAX WITHHOLDING.

     (a) Whenever under the Plan Shares are to be delivered upon exercise or payment of an Award, or upon the vesting of Restricted Shares, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company's discretion, Mature Shares, sufficient to satisfy all federal, state and local tax withholding requirements related thereto ("Required Withholding"),
(ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan, or
(iii) any combination of the foregoing.

     (b) Any Grantee who makes a Disqualifying Disposition or an election under
Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

     12. ELECTIVE SHARE WITHHOLDING.

     (a) Subject to the following subsection, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon the vesting of Restricted Shares (each, a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

     (b) Each Share Withholding election shall be subject to the following conditions:

          (i) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

          (ii) the Grantee's election shall be irrevocable.

     13. TERMINATION OF EMPLOYMENT.

     (a) Certain Terminations. If a Grantee's employment is terminated due to any reason other than those set forth in Sections 13(b), (c) or (d), (i) the Grantee's Restricted Shares that are not vested at the time of such termination of employment shall thereupon terminate without vesting, subject to the provisions of

Section 6(g)(iii) regarding repayment of certain amounts to the Grantee; and
(ii) any unexercised option, SAR or Performance Share shall terminate effective immediately upon such termination of employment.

     (b) On Account of Death. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of death, then:

          (i) the Grantee's Restricted Shares that were not vested shall thereupon vest;

          (ii) any unexercised option or SAR, whether or not exercisable on the date of such termination of employment, may be exercised, in whole or in part, within one year after such termination of employment (but only during the Option Term) by (A) the Grantee's personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 7, or (C) the Grantee's Immediate Family member to whom the option or SAR was transferred in accordance with Section 7; and

          (iii) any unexercised Performance Share may be exercised in whole or in part, at any time within one year after such termination of employment on account of death, by (A) the Grantee's personal representative or by the person to whom the Performance Share is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 7, or (C) the Grantee's Immediate Family member to whom the Performance Share was transferred in accordance with Section 7; provided that the benefit payable with respect to any Performance Share with respect to which the Performance Period has not ended as of the date of such termination of employment on account of death shall be equal to the product of the Fair Market Value of a Share Value multiplied successively by each of the following:

             (1) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such termination of employment and the denominator of which is the number of whole and partial months in the Performance Period; and

             (2) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for the Performance Share.

     (c) On Account of Disability. Except as otherwise provided by the Committee in the Award Agreement, if a Grantee's employment terminates on account of Disability, then:

          (i) the Grantee's Restricted Shares that were not vested shall thereupon vest;

          (ii) any unexercised option or SAR, whether or not exercisable on the date of such termination of employment, may be exercised, in whole or in part, within one year after such termination of employment (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or by the person to whom the option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 7, or (C) the Grantee's Immediate Family member to whom the option or SAR was transferred in accordance with Section 7; and

          (iii) any unexercised Performance Share may be exercised in whole or in part, at any time within one year after such termination of employment on account of Disability by the Grantee or, after the Grantee's death, by
     (A) his personal representative or by the person to whom the Performance Share is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with
     Section 7, or (C) the Grantee's Immediate Family member to whom the Performance Share was transferred in accordance with Section 7; provided that the benefit payable with respect to any Performance Share with respect to which the Performance Period has not ended as of the date of such termination of employment on account of Disability shall be equal to the product of the Fair Market Value of a Share Value multiplied successively by each of the following:

             (1) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such termination of employment and the denominator of which is the number of whole and partial months in the Performance Period; and

             (2) a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period for the Performance Share.

     (d) Certain Other Terminations. Except as otherwise provided in the Award Agreement, if a Grantee's employment with or service to the Company terminates due to (i) resignation after age 65 or 10 years of service to or employment with the Company or any Subsidiary, provided such Grantee after his or her resignation is not employed or engaged by, and does not serve on the board of directors of, a competitor of the Company or any Subsidiary or (ii) elimination of the Grantee's position with the Company or a reduction in the Company's work force, then:

          (i) the Grantee's Restricted Shares (and any SARs identified therewith), to the extent not vested on the date of the Grantee's termination of employment), shall terminate without vesting on such date, subject to the provisions of Section 6(g)(iii) regarding repayment of certain amounts to the Grantee;

          (ii) any unexercised option or SAR (other than a SAR identified with a Restricted Share or Performance Share), to the extent exercisable immediately before the Grantee's termination of employment, may be exercised in whole or in part within such period as shall be specified in the Award Agreement, which shall not be later than three months after such termination of employment (but only during the Option Term); and

          (iii) the Grantee's Performance Shares (and any SARs identified therewith) may vest and may be exercised in whole or in part, only if and to the extent determined by the Committee.

     For purposes of this Section 13(d), the Committee in its sole discretion shall determine whether a person or entity constitutes a competitor of the Company or any Subsidiary.

     (e) Extended Exercisability. If the Grantee has entered into an agreement with the Company not to sell any Shares (or the capital stock of a successor to the Company) for a specified period after the consummation of a business combination between the Company and another corporation or entity (the "Specified Period"), an unexercised option or SAR (other than an SAR identified with a Restricted Share or a Performance Share) may be exercised in whole or in part until the later of the end of the post-termination period specified in subparagraphs (b), (c) or (d) of this Section, as applicable, or 10 business days after the end of the Specified Period.

     (f) Extension of Term. In the event of a termination of the Grantee's employment for any of the reasons specified in subparagraphs (b), (c) and (d) of this Section, the term of any Award (whether or not exercisable immediately before such termination) which would otherwise expire after the Grantee's termination of employment but before the end of the period following such termination of employment described in subparagraphs (b), (c) and (d) of this Section for exercise of Awards may, in the Committee's discretion, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Committee may further extend the period of exercisability to permit any unexercised portion thereof to be exercised within a specified period provided by the Committee.

     14. PLANS OF FOREIGN SUBSIDIARIES. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Plan"). All Awards granted under such Foreign Plan shall be treated as grants under the Plan. Such Foreign Plans shall have such provisions as the Committee permits not inconsistent with the provisions of the Plan. Awards granted under a Foreign Plan shall be governed by the terms of the Plan, except to the extent that the provisions of the Foreign Plan are more restrictive than the provisions of the Plan, in which case the Foreign Plan shall control.

     15. SUBSTITUTED AWARDS. If the Committee cancels any Award (whether granted under this Plan or any plan of any entity acquired by the Company or a Subsidiary), the Committee may in its discretion substitute a new Award therefor upon such terms and conditions consistent with the Plan as the Committee may determine; provided, that (a) the Option Price of any new option, and the Strike Price of any new SAR, shall not be less than 100% (110% in the case of an incentive stock option granted to a 10% Owner) of the Fair Market Value of a Share on the date of grant of the new Award; and (b) the Grant Date of the new Award shall be the date on which such new Award is granted.

     16. SECURITIES LAW MATTERS. If the Committee deems it necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee, or any transferee of the Grantee, and may require that a restrictive legend be affixed to certificates for Shares. If, based upon the advice of counsel for the Company, the Committee determines that the exercise or vesting of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (a) federal or state securities laws or (b) the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, vesting or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, vesting or delivery to comply with all such provisions at the earliest practicable date.

     17. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan nor the grant of any Award shall (a) give any Grantee the right to remain employed by, or continue in the service of, the Company or any Subsidiary or to any benefits not specifically provided by the Plan or (b) modify the right of the Company or any Subsidiary to modify, amend or terminate any benefit plan.

     18. NO RIGHTS AS A SHAREHOLDER. A Grantee shall not have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or in the Award Agreement.

     19. NATURE OF PAYMENTS. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

     20. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment of terminations of status as a Participant.

     21. ADJUSTMENTS.

     (a) The Committee shall make equitable adjustment of:

          (i) the aggregate numbers of Shares available under the Plan for Awards in general and for the grant of Restricted Shares, Bonus Shares and SARs and the number of Shares for which options may be granted to any Grantee pursuant to Section 6(b)(iii) and for which SARs may be granted to any Grantee pursuant to Section 6(e)(iii),

          (ii) the number of Shares, SARs or Performance Shares covered by an Award, and

          (iii) the Option Price of all outstanding options and the Strike Price of all outstanding SARs, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the Company.

     (b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a sale, merger, reorganization, consolidation or similar transaction in connection with which the holders of Common Stock receive shares of common stock of the surviving or successor corporation that are registered under Section 12 of the 1934 Act, there shall be substituted for each option and SAR outstanding on the date of the consummation of such transaction, a new option or SAR, as the case may be, reflecting the number and class of shares into which each outstanding Share shall be converted pursuant to such transaction and providing each Grantee with rights that are substantially identical to those under this Plan in all material respects. In the event of any such substitution, the purchase price per share in the case of an option and the Strike Price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or Strike Price.

     22. AMENDMENT OF THE PLAN. The Board may from time to time in its discretion amend the Plan without the approval of the Company's shareholders, except as such shareholder approval may be required under the listing requirements of any national market system or securities exchange on which are listed the Company's equity securities or under the Code in order to preserve the intended federal tax effects of an Award on the Company and the Grantee. Notwithstanding the foregoing, the Board may not amend the Plan to increase the total number of Shares reserved for the purposes of the Plan or change the employees or class of employees eligible to participate in the Plan without shareholder approval.

     23. TERMINATION OF THE PLAN. The Plan shall terminate on the 10th anniversary of the Effective Date or at such earlier time as the Board may determine. No termination shall affect any Award then outstanding under the Plan.

     24. NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     25. CONTROLLING LAW. The law of California, except its law with respect to choice of law, shall control all matters relating to the Plan.

     26. SEVERABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

PROXY

                          PHARMCHEM LABORATORIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS MAY 20, 1997

The undersigned shareholder of PharmChem Laboratories, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 18, 1997, and hereby appoints Joseph W. Halligan and David A. Lattanzio, and each of them individually, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of PHARMCHEM LABORATORIES, INC., to be held on May 20, 1997, at 10:00 a.m., local time, at the Hyatt Rickeys at 4219 El Camino Real, Palo Alto, California 94036 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN AND FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your vote as
                                                             indicated in
                                                             this example.  [X]



                                                                WITHHELD
                                                        FOR     FOR ALL
1. ELECTION OF DIRECTORS

   Nominees: Joseph W. Halligan, Richard D. Irwin,      [  ]      [  ]
             Thomas S. Volpe

   WITHHELD FOR: (Write that nominee's name in the space provided below.)

   ----------------------------------------------

                                                        FOR     AGAINST         ABSTAIN
2. PROPOSAL TO APPROVE THE ADOPTION OF                  [  ]    [  ]            [  ]
   THE 1997 EQUITY INCENTIVE PLAN.

                                                        FOR     AGAINST         ABSTAIN
3. PROPOSAL TO RATIFY THE APPOINTMENT OF                [  ]    [  ]            [  ]
   KPMG Peat Marwick LLP as independent public
   accountants for the company for the 1997 fiscal year.

                                                        FOR     AGAINST         ABSTAIN
4. Upon such other matters as may properly come         [  ]    [  ]            [  ]
   before the meeting or any adjournments or
   postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.


SIGNATURE(S)                                                    DATE
            ----------------------------------------------------    ------------
NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, your title and capacity should be stated. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE